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PROSPECTUS SUPPLEMENT                           FILED PURSUANT TO RULE 424(b)(3)

                                                   REGISTRATION NO. 333-93023

                               KMART STOCK DIRECT


      This prospectus supplement supplements the Prospectus of Kmart Corporation dated January 27, 2000 relating to Kmart Stock Direct, a direct purchase program for Kmart common stock.

      StockPower Inc., an independent online investor services company, discontinued its online services as of October 16, 2000. Therefore, all references to StockPower Inc. in the Prospectus should be disregarded.

      The date of this Prospectus Supplement is October 20, 2000.